Exhibit 5

December 28, 2011

Carlisle Companies Incorporated.

13925 Ballantyne Corporate Place, Suite 400

Charlotte, North Carolina  28277

Re:                             Registration Statement on Form S-8 Relating to 2,750,000 Shares of Common Stock Reserved for Issuance under Carlisle Companies Incorporated Executive Incentive Program

Ladies and Gentlemen:

I have acted as counsel Carlisle Companies Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 2,750,000 shares of common stock, par value $1.00 (the “Shares”), to be issued under the Company’s Executive Incentive Program pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on December 28, 2011 (the “Registration Statement”).  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.

In rendering my opinion, I have examined, and am familiar with, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purpose of the opinion set forth herein, including, without limitation (i) the Registration Statement, (ii) the Plan, (iii) the Restated Certificate of Incorporation of the Company and the Company’s By-laws, (iv) all actions of the Company’s board of directors and stockholders reflected in the Company’s minute book and (v) a specimen of the form of certificate evidencing the Shares ((i) – (v), collectively, the “Registration Documents”).

In all such examinations, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents, the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies and, to the extent applicable, the due authorization, execution and delivery of such documents by all applicable parties.  As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assumed the accuracy of statements contained in the Registration Documents and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and others.

To the extent it may be relevant to the opinion expressed below, I have assumed that the Company will have sufficient authorized but unissued shares of Common Stock on the date of any issuance of the Shares.

Based upon and subject to the foregoing, I am of the opinion that, as of the date hereof, when certificates representing the Shares in the proper form have been signed by an authorized officer of the transfer agent and registrar therefor, and have been issued by the Company against payment therefore in the circumstances contemplated by the Plan, assuming in each case that the individual grants or awards under the Plan are duly authorized by all necessary corporate action and duly granted or awarded in accordance with the requirements of law and the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action and the Shares will be validly issued, fully paid and nonassessable.

The opinions set forth above are subject to the following:

(A) bankruptcy, insolvency, reorganization, moratorium and other laws (or related judicial doctrines) now or hereafter in effect affecting creditors’ rights and remedies generally;

(B) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding in equity or at law; and

(C) the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware as currently in effect, and no opinion is expressed with respect to such law as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Steven J. Ford

STEVEN J. FORD, ESQ.